UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CSOP ETF Trust

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(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (IRS Employer Identification No.)
2801-2803, Two Exchange Square, 8 Connaught Place, Central Hong Kong --------------------------------------------- (Address of principal executive offices)	None ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
CSOP MSCI China A International Hedged ETF	NYSE Arca, Inc.	47-5238146
CSOP China CSI 300 A-H Dynamic ETF	NYSE Arca, Inc.	47-5237893

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-198810

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, no par value, of a series (the “Fund”) of CSOP ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 5 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File No. 333-198810; 811-22998), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Hong Kong on the 7th of October, 2015, thereto duly authorized.

Date: October 7, 2015	CSOP ETF Trust By: /s/ Michelle Wong Name: Michelle Wong Title: Secretary